UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2015

CENVEO, INC.
(Exact Name of Registrant as Specified in Charter)

COLORADO	1-12551	84-1250533
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 FIRST STAMFORD PLACE
STAMFORD, CT		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 595−3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 10, 2015, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board of Directors”) of Cenveo, Inc. (the “Company”) engaged BDO USA, LLP (“BDO”) as the Company’s new registered public accounting firm to perform audit services for the fiscal year ending January 2, 2016, including reviewing the Company’s unaudited interim financial information presented in its Forms 10-Q filed and to be filed with the Securities and Exchange Commission (the “Commission”) for the quarterly periods of the current fiscal year.

During the fiscal years ended December 28, 2013 and December 27, 2014, and the subsequent interim period through September 10, 2015, neither the Company, nor anyone on its behalf, consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, in connection with which either a written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Audit Committee acted prudently, thoroughly and expeditiously in the selection process leading to the engagement of BDO. In the process, the Audit Committee carefully considered numerous factors and identified BDO as the best candidate for the Company at this time. That process also noted that earlier in 2015, a firm in India that is part of the BDO International Network had performed legal services in connection with the deductibility of certain expenses for India tax purposes for an affiliate of the Company in India for $950.00 in fees, which are inconsistent with the Commission’s independence rules. Notwithstanding that independence issue, after careful consideration, the Audit Committee concluded that such services do not impair BDO’s ability to conduct an integrated audit of the Company’s financial statements and internal control over financial reporting for the current fiscal year with all requisite integrity and objectivity. Separately, BDO has advised the Audit Committee in writing that it has independently reached the same conclusion.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company also announced the retirement of Robert “Bob” Obernier from the Board of Directors effective today due to health reasons. The Company thanks Bob for his many years of service, his guidance and leadership and wishes him all the best in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2015

CENVEO, INC.

By:    s/ Scott J. Goodwin
Scott J. Goodwin
Chief Financial Officer